Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Seamless Group Inc. and Subsidiaries of our report dated July 30, 2022 relating to the consolidated financial statements of Seamless Group Inc. and Subsidiaries as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York

September 29, 2022